EXHIBIT 99.2

ANNUAL OFFICER'S CERTIFICATE

FLEET NATIONAL BANK

FLEET HOME EQUITY LOAN TRUST 2003-1

The undersigned, a duly authorized representative of Fleet National Bank ("FNB"), pursuant to the Sale and Servicing Agreement dated as of April 15, 2003 (the "Agreement"), among Fleet Home Equity Loan Trust 2003-1, a Delaware statutory trust (the "Trust"), Fleet National Bank, a national banking association, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), Fleet Home Equity Loan, LLC, a Delaware limited liability company, as depositor (the "Depositor"), and U.S. Bank National Association, a national banking association, as indenture trustee on behalf of the Class A Noteholders (in such capacity, the "Indenture Trustee"), does hereby certify that:

1. FNB is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Officer's Certificate to the Trustee.

3. A review of the activities of the Servicer during the fiscal year ended March 31, 2004, and of its performance under the Agreement, was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the fiscal year ended March 31, 2004 and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the fiscal year ended March 31, 2004 which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

None

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 15th day of April 2004.

FLEET NATIONAL BANK
as Servicer,

By: /s/JEFFREY A. LIPSON
      Jeffrey A. Lipson
      Vice President